                                                                  EXHIBIT 10(ab)

                          EIGHTH AMENDMENT TO REVOLVING
                         CREDIT AND TERM LOAN AGREEMENT


         THIS EIGHTH AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT (hereinafter called this "Amendment") is entered into on November 3, 1998, to be effective as of September 30, 1998, (the "Effective Date"), between PMB ENTERPRISES WEST, INC., a New Mexico corporation (the "Company"), and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION (formerly First Interstate Bank of Texas, N.A.) (the "Bank").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Bank entered into that certain Revolving Credit and Term Loan Agreement dated February 16, 1994 (such Revolving Credit and Term Loan Agreement and all amendments thereto and restatements thereof are hereinafter collectively referred to as the "Agreement"); and

         WHEREAS, the Company and the Bank entered into that certain First Amendment to Revolving Credit and Term Loan Agreement dated February 9, 1995 (the "First Amendment"); and

         WHEREAS, the Company and the Bank entered into that certain Second Amendment to Revolving Credit and Term Loan Agreement dated May 9, 1995 (the "Second Amendment"); and

         WHEREAS, the Company and the Bank entered into that certain Third Amendment to Revolving Credit and Term Loan Agreement dated September 29, 1995 (the "Third Amendment"); and

         WHEREAS, the Company and the Bank entered into that certain Fourth Amendment to Revolving Credit and Term Loan Agreement dated February 16, 1996 (the "Fourth Amendment"); and

         WHEREAS, the Company and the Bank entered into that certain Fifth Amendment to Revolving Credit and Term Loan Agreement dated July 9, 1996 (the "Fifth Amendment"); and

         WHEREAS, the Company and the Bank entered into that certain Letter Agreement dated December 16, 1996 (the "First Letter Agreement"); and

         WHEREAS, the Company and the Bank entered into that certain Letter Agreement dated February 11, 1997 (the "Second Letter Agreement"); and

         WHEREAS, the Company and the Bank entered into that certain Sixth Amendment to Revolving Credit and Term Loan Agreement dated March 31, 1997 (the "Sixth Amendment"); and

         WHEREAS, the Company and the Bank entered into that certain Seventh Amendment to Revolving Credit and Term Loan Agreement dated December 1, 1997 (the "Seventh Amendment"); and

         WHEREAS, the Company has requested that the Bank amend (i) the required Commitment Reductions; (ii) the Termination Date; and (iii) certain financial covenants; and

         WHEREAS, subject to and upon the terms and conditions hereinafter stated, the Bank is willing to do so;

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties to this Amendment hereby agree as follows:

         SECTION 1. Terms Defined in Agreement. As used in this Amendment, except as may otherwise be provided herein, all capitalized terms which are defined in the Agreement shall have the same meaning herein as therein, all of such terms and their definitions being incorporated herein by reference.

         SECTION 2. Amendments to Agreement. Subject to the conditions precedent set forth in Section 3 hereof, the Agreement is hereby amended as follows:

         (a) The definition of "EBITDA" in Article I of the Agreement is amended to read in its entirety as follows:

                  "`EBITDA' shall mean, with respect to Pancho's Mexican Buffet, Inc. and its Subsidiaries on a Consolidated basis for any fiscal period, without duplication, Consolidated Net Income plus (ii) depreciation, depletion, amortization and other non-cash items reducing Consolidated Net Income plus (iii) interest expense plus (iv) income tax expense, all determined in accordance with GAAP."

         (b) The definition of "Loan Documents" in Article I of the Agreement is amended to read in its entirety as follows:

                  "`Loan Documents' shall mean this Loan Agreement, the Note (including any renewals, extensions and refundings thereof), the Guaranty, the Security Instruments and any agreements or documents (and with respect to this Loan Agreement, and such other agreements and documents, any amendment or supplements thereto or modifications thereof) executed or delivered pursuant to the terms of this Loan Agreement."

         (c) The definition of "Permitted Liens" in Article I of the Agreement is amended to read in its entirety as follows:

                  "`Permitted Liens' shall mean: (i) purchase money liens relating to or securing obligations in an aggregate amount not to exceed five hundred thousand dollars ($500,000); (ii) pledges or deposits made to secure payment of Worker's Compensation (or to participate in any fund in connection with Worker's Compensation ), unemployment insurance, pensions or social security programs; (iii) Liens imposed by mandatory provisions of law such as for materialmen's, mechanics warehousemen's and other like Liens arising in the ordinary course of business, securing Indebtedness whose payment is not yet due unless the same are beings


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


         contested in good faith and for which adequate reserves have been provided; (iv) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate reserves have been provided; (v) good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges; (vi) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such do not impair the use of such property for the uses intended, and none of which is violated by Company or any of its Subsidiaries in connection with existing or proposed structures or land use; and (vii) Liens created in favor of the Bank."

         (d) The following definition of "Phoenix Property" shall be added to
Article I of the Agreement in alphabetical order:

                  "`Phoenix Property' shall mean all real and personal property located at 8146 W. Indian School Road, Phoenix, Arizona as more fully described in that certain Arizona Deed of Trust, Security Agreement, Financing Statement, and Assignment of Rental dated as of September 29, 1995 from Company to Horace Weaver, Trustee, for the benefit of Bank, recorded in the official records of Maricopa County under File No. 96-0153894 on March 7, 1996."

         (e) The following definition of "Security Instruments" shall be added to Article I of the Agreement in alphabetical order:

                  "`Security Instruments' shall mean any and all deeds of trust and security agreements delivered to the Bank pursuant to this Loan Agreement including, but not limited to, those instruments delivered to the Bank pursuant to Section 6.02(g) of this Loan Agreement."

         (f) The following definition of "Shreveport Property" shall be added to
Article I of the Agreement in alphabetical order:

                  "`Shreveport Property' shall mean all real and personal property located at 9165 Mansfield Road, Shreveport, Louisiana."

         (g) The definition of "Termination Date" in Article I of the Agreement is amended to read in its entirety as follows:

                  "`Termination Date' shall mean September 30, 2000."

         (h) Subsection 2.01(a) of the Agreement is hereby deleted therefrom and the following subsection 2.01(a) is substituted in lieu thereof:

                  "(a) Revolving Loan Commitments. Subject to the terms and conditions of this Loan Agreement, Bank agrees to extend to Company from the date hereof through the Termination Date (the "Revolving Credit Period"), a revolving line of credit which shall not exceed two million and no/100 dollars ($2,000,000.00) at any one time outstanding prior to December 31, 1998. On the last day of each and every calendar quarter beginning with the calendar quarter ended December 31, 1998, the maximum principal amount which may at any one time be outstanding under the revolving line of credit shall be further and additionally reduced by Company by the amount set forth opposite the particular quarter below:

                   Quarter                    Commitment Reduction
                   -------                    --------------------
              December 31, 1998                           $100,000.00
              March 31, 1999                              $100,000.00
              June 30, 1999                               $200,000.00
              September 30, 1999                          $200,000.00
              December 31, 1999                           $100,000.00
              March 31, 2000                              $100,000.00
              June 30, 2000                               $200,000.00
              September 30, 2000          The lesser of $1,000,000.00 or
                                          actual Commitment outstanding

         (each maximum amount outstanding under the line of credit from time to time in effect is hereinafter referred to as the "Commitment"). The amount of the Commitment shall also be reduced by one hundred percent (100%) of the amount of net proceeds from the sale of real property of Company or any Subsidiary applied to the payment of the Note, provided, however, that the amount of the Commitment shall be reduced by sixty percent (60%) of the amount of net proceeds from the sale of the Shreveport Property and the Phoenix Property. Any payments received from the proceeds of sale of real property of Company or any Subsidiary will not reduce or affect the amount of the next scheduled Commitment Reduction, but shall be applied in inverse order to the scheduled Commitment Reductions. (For example, the application of $1,100,000 in net proceeds from the sale of real estate would immediately permanently reduce the Commitment and would cause the Commitment Reduction required on September 30, 2000 to be reduced to zero and cause the required Commitment Reduction on June 30, 2000 to be reduced to $100,000, and the subsequent sale of the Phoenix Property for $100,000 would immediately permanently reduce the Commitment and would cause the then remaining required Commitment Reduction on June 30, 2000 to be reduced to $40,000.) Bank shall not be obligated to make any Advance hereunder if, immediately after giving effect thereto, the aggregate amount of the Obligations of Company to Bank hereunder exceeds Bank's Commitment in effect at such time.

                  Within the limits of this Section 2.01 during the Revolving Credit Period, Company may borrow, prepay pursuant to Section 4.04 hereof and reborrow under this Section 2.01. Each advance made by Bank under Section 2.01 and Section 2.02 is herein called an "Advance" and all Advances made by Bank hereunder are herein collectively called a `Revolving Credit Loan.'"


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


         (i) Subsection 8.01(g) of the Agreement, for sake of clarity, is restated in its entirety as follows:

                  "(g) Requested Information: with reasonable promptness, such other financial data or other data or information related to the business or operations of Pancho's Mexican Buffet, Inc. or its Subsidiaries as Bank may reasonably request and which is available to Company on a "best efforts" basis. Bank agrees that Bank will not intentionally disclose any information given to Bank by the Company which is either proprietary or confidential and which is prominently marked as such; provided, however, that this restriction shall not apply to information which has at the time in question entered the public domain, nor will this restriction prohibit Bank from disclosing such information (a) as is required to be disclosed by Law or by any order, rule or regulation (whether valid or invalid) of any Tribunal,
         (b) to Bank's auditors, attorneys, or agents, or (c) to purchasers or prospective purchasers or Assignees of interests in the Loan Agreement or the Obligation."

         (j) Subsection 8.01(h) of the Agreement is deleted therefrom and the following Subsection 8.01(h) is substituted in lieu thereof:

                  "(h) This Subsection 8.01(h) is intentionally left blank."

         (k) Section 9.01 of the Agreement is hereby deleted therefrom and the following Section 9.01 is substituted in lieu thereof:

                  "9.01 This section intentionally left blank."

         (l) Section 9.02 of the Agreement is hereby deleted therefrom and the following Section 9.02 is substituted in lieu thereof:

                  "9.02 Indebtedness to Net Worth. Permit the ratio of the total Indebtedness of Pancho's Mexican Buffet, Inc. and its Subsidiaries as of the end of the most recent fiscal quarter to Consolidated Tangible Net Worth as of the end of the most recent fiscal quarter to be greater than 1.4 to 1.0; or"

         (m) Section 9.04 of the Agreement is hereby deleted therefrom and the following Section 9.04 is substituted in lieu thereof:

                  "9.04 Transfer of Assets. Transfer any funds or assets to PMB International, Inc. and its Subsidiaries in an amount in excess of $100,000 during the Company's fiscal year 1998 or transfer any funds to PMB International, Inc. or its Subsidiaries during the Company's fiscal year 1999 or thereafter; or"

         (n) Section 9.10 of the Agreement, for sake of clarity, is restated in its entirety as follows:

                  "9.10 Liquidation, Mergers and Disposition of Substantial Assets. Liquidate, dissolve or reorganize; merge or consolidate with any other company, firm or association in a transaction in which Company is not the surviving corporation except for a merger or consolidation with Pancho's Mexican Buffet, Inc. or one of its Subsidiaries; or make any other substantial change in its capitalization or its business; or"

         (o) Section 9.11 of the Agreement is hereby deleted therefrom and the following Section 9.11 is substituted in lieu thereof:

                  "9.11 EBITDA. Permit EBITDA for the three-month period ending on the date set forth below to be less than the amount set forth below opposite such date:


            Period Ended:            Required Trailing-Three-Month EBITDA
            -------------            ------------------------------------
         December 31, 1998                     $100,000.00
         March 31, 1999                        $400,000.00
         June 30, 1999                         $600,000.00
         September 30, 1999                    $400,000.00
         December 31, 1999                     $400,000.00
         March 31, 2000                        $400,000.00
         June 30, 2000                         $600,000.00
         September 30, 2000                    $400,000.00; or"

         (p) Section 9.13 of the Agreement is hereby deleted therefrom and the following Section 9.13 is substituted in lieu thereof:

                  "9.13 This section intentionally left blank."

         (q) Section 9.15 of the Agreement is hereby deleted therefrom and the following Section 9.15 is substituted in lieu thereof:

                  "9.15 Dividends. (a) Pay any Dividend unless the twelve-month rolling EBITDA exceeds three million dollars ($3,000,000) or (b) pay Dividends in excess of one hundred fifty thousand dollars ($150,000) in the aggregate during any fiscal year of Pancho's Mexican Buffet, Inc.; provided, however, that so long as no Default (other than non-compliance with Subsection 9.15(a) hereof) has occurred or would occur as a result of the following, Pancho's Mexican Buffet, Inc. may declare and pay cash Dividends on or before March 31, 1999 to any of its stockholders in an amount necessary to make a payment in lieu of fractional shares of Pancho's Mexican Buffet, Inc.'s common stock in connection with Pancho's Mexican Buffet, Inc.'s proposed reverse stock split, provided, further, that the aggregate amount of all such cash Dividends shall not exceed $10,000.00; or"

         (r) Section 9.16 of the Agreement is hereby deleted therefrom and the following Section 9.16 is substituted in lieu thereof:

                  "9.16 This section intentionally left blank."

         (s) Subsection 10.01(j) of the Agreement is hereby deleted therefrom and the following Section 10.01(j) is substituted in lieu thereof:


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


                  "(j) The failure of the Company to promptly apply net proceeds from sale of real property of Company or any of its Subsidiaries to the unpaid balance of the Note as set forth in Section 2.01(a) hereof; or"

         (t) Article XI of the Agreement is hereby deleted therefrom and the following Article XI is substituted in lieu thereof:

                                   "ARTICLE XI

                               ARBITRATION PROGRAM

                  11.01 Arbitration. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in Section 11.05 below) in accordance with the terms of this Loan Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

                  11.02 Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in Texas selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. ss.91 or any similar applicable state law.

                  11.03 No Waiver; Provisional Remedies, Self-Help and Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

                  11.04 Arbitrator Qualifications and Powers; Awards. Arbitrators must be active members of the Texas State Bar with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of Texas, (ii) may grant any remedy or relief that a court of the state of Texas could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

                  11.05 Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations
         (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error,
         (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of Texas, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and
         (B) whether the conclusions of law are erroneous under the substantive law of the state of Texas. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of Texas.

                  11.06 Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties."

         (t) Section 12.02 of the Agreement is hereby deleted therefrom and the following Section 12.02 is substituted in lieu thereof:

                  "12.02 Notices. Any notices or other communications required or permitted to be given by this Loan Agreement, the Note or any of the other Loan Documents must be given in writing and personally delivered, sent by telecopy or telex (answerback received) or mailed by prepaid certified or registered mail, return receipt requested, to the party to whom such notice or communication is directed at the address of such party as follows:

                  Company:      PMB Enterprises West, Inc.
                                3500 Noble Avenue
                                Fort Worth, Texas 76111
                                Attn:   Chief Financial Officer
                                Facsimile: (817) 838-1408

                  Bank: Wells Fargo Bank (Texas), National Association 1000 Louisiana 4th Floor
                                Houston, Texas  77002
                                Attn:   Roger Fruendt
                                Facsimile: (713) 739-1076

         Any such notice or other communication shall be deemed to have been given on the date it is personally delivered or sent by telecopy or telex as aforesaid or, if mailed, on the second day after it is mailed as aforesaid (whether actually received or not). Any party may change its address for purposes of this Loan Agreement by giving notice of such change to all other parties pursuant to this Section 12.02."

         (u) Section 12.04 of the Agreement is hereby deleted therefrom and the following Section 12.04 is substituted in lieu thereof:

                  "12.04 Maximum Interest Rate. (a) It is the intention of the parties hereto to comply with applicable usury laws, if any; accordingly, notwithstanding any provision to the contrary in this Loan Agreement, the Note or in any of the other Loan Documents securing the payment hereof or otherwise relating hereto, in no event shall this Loan Agreement, the Note or such other Loan Documents require or permit the payment, taking, reserving, receiving, collection, or charging of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, taken, reserved, or received in connection with the loans evidenced by the Note or in any of the Loan Documents securing the payment thereof or otherwise relating thereto, or in any communication by the Bank or any other Person to the Company or any other Person, or in the event all or part of the principal or interest thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under the Note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) neither the Company nor any other Person or entity now or hereafter liable for the payment of the Note shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance of the Note or, if the Note has been or would be paid in full, refunded to the Company, and (iv) the provisions of this Loan Agreement, the Note and the other Loan Documents securing the payment thereof and otherwise relating thereto, and any communication to the Company, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of the interest contracted for, charged, collected, taken, reserved, or received in connection with the Note or this Loan Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the loans, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, collected, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every document and communication relating to the Note, the loans or any other Loan Document.

                           (b) Texas Finance Code, Chapter 346 (formerly Tex. Rev. Civ. Stat., Title 79, Chapter 15), which regulates certain revolving loan accounts and revolving triparty accounts, shall not apply to any revolving loan accounts created under the Note, this Loan Agreement or the other Loan Documents or maintained in connection therewith.

                           (c) To the extent that the interest rate laws of the State of Texas are applicable to the Loans, the applicable interest rate ceiling is the weekly ceiling (formerly the indicated rate ceiling) determined in accordance with Tex. Rev. Civ. Stat., Title 79,
         Article 5069-1D.003, also codified at Texas Finance Code, Section
         303.301 (formerly Article 5069-1.01(a)(1)), and, to the extent that this Loan Agreement, the Note or any other Loan Document is deemed an open end account as such term is defined in Tex. Rev. Civ. Stat., Title 79, Article 5069-1B.002(14), also codified at Texas Finance Code
         Section 3.01.001(3) (formerly Article 5069-1.01(f)), the Payee retains the right to modify the interest rate in accordance with applicable law."




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

         SECTION 3. Restructure Fee. At the time of execution of this Amendment, the Company shall pay to the Bank a fee in the amount of ten thousand dollars ($10,000) together with all attorneys' fees incurred by the Bank (the "Restructure Fee").

         SECTION 4. Conditions of Effectiveness. As a condition precedent to the effectiveness of the Bank's agreements and obligations hereunder, the Company shall have taken the following actions and delivered to the Bank the following documents and instruments, in form and substance satisfactory to the Bank:

                  (a) The Company shall have duly executed and delivered this Amendment.

                  (b) The Company shall have paid all accrued and unpaid legal fees and expenses referred to in Section 12.03 of the Agreement and Section 8 hereof to the extent invoices for such fees and expenses have been delivered to the Company.

                  (c) The Company shall have delivered corporate resolutions of the Company authorizing the execution of this Amendment.

                  (d) The Company shall have delivered an incumbency certificate of the Company.

                  (e) The Company shall have paid to the Bank the Restructure
Fee.

                  (f) The Company shall have duly executed and delivered amendments to the Security Instruments (hereinafter defined) requested by the Bank.

                  (g) The Company shall have provided such other evidence as the Bank may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all proceedings in connection herewith and compliance with the conditions set forth in this Amendment.

         SECTION 5. Representations and Warranties of the Company. Each of the Company and the Guarantors, represents and warrants to the Bank, with full knowledge that the Bank is relying on the following representations and warranties in executing this Amendment, as follows:

                  (a) Each of the Company and the Guarantors has corporate power and authority to execute, deliver and perform this Amendment, and all corporate action on the part of the Company and the Guarantors requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken.

                  (b) The Agreement as amended by this Amendment and the Loan Documents and each and every other document executed and delivered in connection with this Amendment to which the Company or any of its Subsidiaries or any Guarantor is a party constitute the legal, valid and binding obligations of the Company and any of its Subsidiaries and each of the Guarantors to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms.

                  (c) This Amendment does not and will not violate any provisions of the articles or certificate of incorporation or bylaws of the Company or any Guarantor or any contract, agreement, instrument or requirement of any Governmental Authority to which the Company or any Guarantor is subject. The Company's and the Guarantors' execution of this Amendment will not result in the creation or imposition of any lien upon any properties of the Company or either Guarantor, other than those permitted by the Agreement and this Amendment.

                  (d) The Company's and the Guarantors' execution, delivery and performance of this Amendment does not require the consent or approval of any other Person, including, without limitation, any governmental authority.

                  (e) The unaudited consolidated balance sheet of the Company and its Subsidiaries as of August 31, 1998, the related consolidated statements of earnings, capital accounts, and cash flows of the Company for the period then ended and the consolidated balance sheet and related consolidated statements of earnings, capital accounts and cash flows for the period commencing the first day of the fiscal year and ending on the last day of such quarter which have been furnished to the Bank, fairly present the financial condition of the Company and its Subsidiaries as at such date and the results of the operations of the Company and its Subsidiaries for the periods ended on such date, all in accordance with GAAP applied on a consistent basis, and since August 31, 1998, there has been no material adverse change in such condition or operations.

                  (f) Except as expressly set forth in Section 7(a) hereof, each of the Company and the Guarantors has performed and complied with all agreements and conditions contained in the Agreement required to be performed or complied with by them prior to or at the time of delivery of this Amendment. Except as expressly waived pursuant to Section 7(a) hereof, no Default or Event of Default exists.

                  (g) Nothing in this Section 5 of this Amendment is intended to amend any of the representations or warranties contained in the Agreement or the Loan Documents to which the Company or any of its Subsidiaries or any Guarantor is a party. The Company represents and warrants that all of the representations and warranties contained in the Agreement and in all instruments and documents executed pursuant thereto or contemplated thereby are true and correct in all material respects on and as of this date, except (i) such representations that relate solely to an earlier date and that were true and correct on such earlier date, and (ii) the breach or inaccuracy of representations and warranties about which the Bank has been notified in writing prior to the date of this Amendment.

         SECTION 6. Reference to and Effect on the Agreement.

                  (a) Upon the effectiveness of Sections 2 and 3 hereof, on and after the Effective Date, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, shall mean and be a reference to the Agreement as amended hereby.

                  (b) Except as expressly provided herein, the Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Amendment shall not be construed to impair the validity, perfection or priority of any lien or security interest securing the Obligations.

         SECTION 7. Limited Waiver. (a) In reliance upon the representations and warranties of the Company herein set forth, the Bank hereby waives any Default or Event of Default caused by the Company's failure to comply with Sections 9.01, 9.02, 9.11, 9.13, 9.14 and 9.16 of the Agreement during the months of April, May, June, July and August, 1998.

                  (b) Each of the Company and the Guarantors agrees that, except as expressly waived pursuant to Section 7(a) above, no Event of Default and no Default has been waived or remedied by the execution of this Amendment by the Bank, and any such Default or Event or Default heretofore arising and currently continuing shall continue after the execution and delivery hereof. Nothing contained in this Amendment nor any past indulgence by the Bank nor any other action or inaction on behalf of the Bank (i) shall constitute or be deemed to constitute a waiver of any defaults or events of default which may exist under the Agreement or the other Loan Documents, or (ii) shall constitute or be deemed to constitute an election of remedies by the Bank or a waiver of any of the rights or remedies of the Bank provided in the Agreement or the other Loan Documents or otherwise afforded at law or in equity.

         SECTION 8. Cost, Expenses and Taxes. The Company agrees to pay on demand all reasonable costs and expenses of the Bank in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including reasonable attorneys' fees and out-of-pocket expenses of the Bank. In addition, the Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

         SECTION 9. Extent of Amendments. Except as otherwise expressly provided herein, the Agreement and the other Loan Documents are not amended, modified or affected by this Amendment. Each of the Company and the Guarantors ratifies and confirms that (i) except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Agreement remain in full force and effect, (ii) each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms, and (iii) the property referenced in the Security Instruments (such property herein the "Collateral") is unimpaired by this Amendment.

         SECTION 10. Guaranties. Each of the Guarantors hereby consents to and accepts the terms and conditions of this Amendment, agrees to be bound by the terms and conditions hereof and ratifies and confirms that its Unconditional Guaranty Agreement executed and delivered to the Bank on February 16, 1994, guaranteeing payment of the Obligations of the Company to the Bank, is and remains in full force and effect and secures payment of, among other things, the Note as renewed, rearranged and extended hereby.

         SECTION 11. Grant and Affirmation of Security Interest. The Company hereby grants to the Bank a security interest in the Collateral to secure payment and performance of the Note and the obligations described in the Agreement, the other Loan Documents, and all documents and instruments executed in connection therewith, and the Company hereby confirms and agrees that any and all liens, security interests and other security or Collateral now or hereafter held by the Bank as security for payment and performance of the Obligations hereby are renewed, extended and carried forth to secure payment and performance of all of the Obligations, including, without limitation, the Note. The Loan Documents (including without limitation, the Security Instruments) executed by the Company are and remain legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms.

         SECTION 12. Execution and Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of the signature page of this Amendment by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment.

         SECTION 13. Severability. In the event any one or more provisions contained in the Agreement or this Amendment should be held to be invalid, illegal or unenforceable in any respect, the validity, enforceability and legality of the remaining provisions contained herein and therein shall not be affected in any way or impaired thereby and shall be enforceable in accordance with their respective terms.

         SECTION 14. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and, to the extent applicable, the federal laws of the United States of America.

         SECTION 15. Interpretation. In the event of any inconsistency between the terms of this Amendment and the Agreement or any of the other Loan Documents, this Amendment shall govern. Each of the Company and Guarantors acknowledge that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Amendment. This Amendment shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Amendment or any part hereof to be drafted.

         SECTION 16. Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

         SECTION 17. Benefit of Agreement. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. No other Person shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this Amendment.

         SECTION 18. Arbitration Program. The parties agree to be bound by the terms and provisions of the Arbitration Program of the Bank set forth in Article XI of the Agreement which is incorporated by reference herein and is acknowledged as received by the parties pursuant to which any and all disputes arising hereunder, under the Agreement, under any of the other Loan Documents, or under any of the documents and instruments contemplated thereby, or pertaining hereto or thereto, shall be resolved by mandatory binding arbitration upon the request of any party.

         SECTION 19. WAIVERS AND RELEASE OF CLAIMS. As additional consideration to the execution, delivery, and performance of this Amendment by the parties hereto and to induce the Bank to enter into this Amendment, each of the Company and each Guarantor represents and warrants that none of the Company and Guarantors knows of any facts, events, statuses or conditions which, either now or with the passage of time or the giving of notice, or both, constitute or will constitute a basis for any claim or cause of action against the Bank or any defense, counterclaim or right of setoff to the payment or performance of any obligations or indebtedness of the Company or any Guarantor to the Bank, and in the event any such facts, events, statuses or conditions exist or have existed, whether known or unknown, WHETHER DUE TO THE BANK'S, ITS REPRESENTATIVES', AGENTS', OFFICERS', DIRECTORS', EMPLOYEES', SHAREHOLDERS', OR SUCCESSORS' OR ASSIGNS' OWN NEGLIGENCE, each of the Company and the Guarantors for each of themselves, their respective Subsidiaries, their respective representatives, agents, officers, directors, employees, shareholders, and successors and assigns (collectively called the "Indemnifying Parties"), hereby fully, finally, completely, generally and forever releases, discharges, acquits, and relinquishes the Bank and its respective representatives, agents, officers, directors, employees, shareholders, and successors and assigns (collectively called the "Indemnified Parties"), from any and all claims, actions, demands, and causes of action of whatever kind or character, whether joint or several, whether known or unknown, WHETHER DUE TO ANY OF THE INDEMNIFIED PARTIES' OWN NEGLIGENCE, which may have arisen or accrued prior to the date of execution of this Amendment, for any and all injuries, harm, damages, penalties, costs, losses, expenses, attorneys' fees, and/or liabilities whatsoever and whenever incurred or suffered by any of them, including, without limitation, any claim, demand, action, damage, liability, loss, cost, expense, and/or detriment, of any kind or character, growing out of or in any way connected with or in any way resulting from any breach of any duty of loyalty, fair dealing, care, fiduciary duty, or any other duty, confidence, or commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, violations of the racketeer influence and corrupt organizations act, intentional or negligent infliction of distress or harm, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, failure to perform any obligation under any of the Loan Documents, deceptive trade practices, libel, slander, conspiracy, interference with business, usury, strict liability, lender liability, breach of warranty or representation, fraud, or any other claim or cause of action (herein being collectively referred to as "Claims"). IT IS EXPRESSLY AGREED THAT THE CLAIMS RELEASED HEREBY INCLUDE THOSE ARISING FROM OR IN ANY MANNER ATTRIBUTABLE TO THE NEGLIGENCE (SOLE, CONCURRENT, ORDINARY, OR OTHERWISE), OR OTHER TORTIOUS CONDUCT OF ANY OF THE INDEMNIFIED PARTIES (other than any claims arising solely out of an Indemnified Party's willful misconduct or gross negligence). Notwithstanding any provision of this Amendment or any other Loan Document, this Section shall remain in full force and effect and shall survive the delivery and payment of the Note, this Amendment and the other Loan Documents and the making, extension, renewal, modification, amendment or restatement of any thereof.

         SECTION 20. INDEMNIFICATION. As additional consideration to the execution, delivery, and performance of this Amendment by the parties hereto and to induce the Bank to enter into this Amendment, the Indemnifying Parties hereby agree to indemnify, hold harmless, and defend each of the Indemnified Parties from and against any and all Claims of any nature or character, at law or in equity, known or unknown, which may have arisen prior to the date hereof, or accrued to, or could be claimed or asserted by, any third party prior to the date hereof, INCLUDING WITHOUT LIMITATION, ANY CLAIMS ARISING OUT OF OR IN ANY MANNER ATTRIBUTABLE TO THE NEGLIGENCE (SOLE, CONCURRENT, ORDINARY OR OTHERWISE), OR OTHER TORTIOUS CONDUCT OF ANY OF THE INDEMNIFIED PARTIES (other than any claims arising solely out of an Indemnified Party's willful misconduct or gross negligence). Notwithstanding any provision of this Amendment or any other Loan Document, this Section shall remain in full force and effect and shall survive the delivery and payment of the Note, this Agreement and the other Loan Documents and the making, extension, renewal, modification, amendment or restatement of any thereof.

         SECTION 21. NO ORAL AGREEMENTS. THE AGREEMENT (AS AMENDED BY THIS AMENDMENT) AND THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                    [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.


THE BANK:                                     THE COMPANY:

WELLS FARGO BANK (TEXAS),                     PMB ENTERPRISES WEST, INC.
NATIONAL ASSOCIATION (formerly
First Interstate Bank of Texas, N.A.)


By  /s/ ROGER FRUENDT                         By  /s/ SAMUEL L. CARLSON
   ----------------------------------            -------------------------------
   Name: Roger Fruendt                           Name: Samuel L. Carlson
   Title: Vice President                         Title: SR V.P. & SEC

CONSENTED AND AGREED TO THIS
3rd day of NOVEMBER, 1998 TO BE
EFFECTIVE AS OF SEPTEMBER 30, 1998:

PANCHO'S MEXICAN BUFFET, INC., a
Delaware corporation


By /s/ W. BRAD FAGAN
  ------------------------------------
  Name: Brad Fagan
  Title: VP-TREASURER & CFO

PAMEX OF TEXAS, INC., a Texas
corporation


By /s/ CAROLYN TETTS
  ------------------------------------
  Name: Carolyn Tetts
  Title: SEC/TREAS

PMB INTERNATIONAL, INC., a Delaware
corporation


By /s/ W. BRAD FAGAN
  ------------------------------------
  Name: Brad Fagan
  Title: VP-TREASURER & CFO






               [THIS IS THE SIGNATURE PAGE TO THE EIGHTH AMENDMENT
                  TO REVOLVING CREDIT AND TERM LOAN AGREEMENT]

                                    EXHIBIT C

                                UNANIMOUS CONSENT
                                       OF
                           DIRECTORS AND SHAREHOLDERS
                                       OF
                           PMB ENTERPRISES WEST, INC.
                          IN LIEU OF A SPECIAL MEETING

     The undersigned, being all members of the Board of Directors and all Shareholders of PMB Enterprises West, Inc., a New Mexico corporation (the "Corporation") do hereby consent to and authorize the adoption of the following recitals and resolutions without a meeting, dated this 30th day of September, 1998.

          WHEREAS, the Corporation is a party to that certain Revolving Credit and Term Loan Agreement dated February 16, 1994 by and between the Corporation and Wells Fargo Bank (Texas), National Association (formerly First Interstate Bank of Texas, N.A.,) (herein the "Bank") (the "Agreement") as same has been amended and modified by that certain First Amendment to Revolving Credit and Term Loan Agreement dated February 9, 1995 by and between the Corporation and the Bank (the "First Amendment"), that certain Second Amendment to Revolving Credit and Term Loan Agreement dated May 9, 1995 by and between the Corporation and the Bank (the "Second Amendment"), that certain Third Amendment to Revolving Credit and Term Loan Agreement dated September 29, 1995 by and between the Corporation and the Bank (the "Third Amendment"), that certain Fourth Amendment to Revolving Credit and Term Loan Agreement dated February 16, 1996 by and between the Corporation and the Bank (the "Fourth Amendment"), that certain Fifth Amendment to Revolving Credit and Term Loan Agreement dated July 9, 1996 by and between the Corporation and the Bank (the "Fifth Amendment"), that certain Letter Agreement dated December 16, 1996 by and between the Corporation and the Bank (the "First Letter Agreement"), that certain Letter Agreement dated February 11, 1997 by and between the Corporation and the Bank (the Second Letter Agreement"), that certain Sixth Amendment to Revolving Credit and Term Loan Agreement dated March 31, 1997 by and between the Corporation and the Bank (the "Sixth Amendment") and that certain Seventh Amendment to Revolving Credit and Term Loan Agreement dated December 1, 1997 by and between the Corporation and the Bank (the "Seventh Amendment") (the Agreement as so amended is herein called the "Original Loan Agreement")

          WHEREAS, loans made under the Original Loan Agreement are evidenced by, other things, the promissory note of the Corporation payable to the order of the Bank, hereinafter called the "Note;" and

          WHEREAS, loans made under the Original Loan Agreement are secured by certain real and personal property pursuant to the Security Instruments as more fully described in the Original Loan Agreement; and

          WHEREAS, the Corporation and the Bank now desire to amend certain terms and provisions of the Original Loan Agreement and the Security Instruments in accordance with the terms and provisions set forth in that certain Eighth Amendment dated as of September 30, 1998 by and between the Corporation and the Bank (the "Eighth Amendment") (the Original Loan Agreement, as amended, modified, corrected and supplemented by the Eighth Amendment is hereinafter the "Loan Agreement "), a copy of the Eighth Amendment and the Original Loan Agreement have been submitted to and reviewed by each of the Board of Directors; and

          NOW, THEREFORE, BE IT RESOLVED THAT, the form, terms and provisions of the Eighth Amendment, to be executed by the Corporation, which provides for, among other things, certain modifications and amendments of the Original Loan Agreement, is hereby approved; and

          RESOLVED FURTHER, the President, any Executive Vice-President or Vice-President or any other officer of the Corporation be, and each of them hereby is, authorized and empowered to execute and deliver in the name and on behalf of the Corporation (i) the Eighth Amendment substantially in the form approved in the foregoing resolutions, with such changes therein as shall be approved by the officer executing same, such approval to be conclusively evidenced by such officer's execution thereof, and (ii) any and all other agreements, financing statements, deeds of trust, security agreements, certificates, or other documents described in the Loan Agreement or necessary or required by the Bank (collectively herein the "Documents"), and to take any and all other actions relating to or in connection with these resolutions as may be necessary to effectuate the purpose of these resolutions; and

          RESOLVED FURTHER, the officers, employees and agents of the Corporation be, and they hereby are, and each of them acting singly hereby is, authorized and directed on behalf of the Corporation to do all acts and things required or provided for by the provisions of documents described in the foregoing resolutions and to do all acts and to execute and deliver any and all instruments, documents, consents, acknowledgments, agreements or certificates and to do or cause to be done any and all other things as may in the judgment of such officer, or agent be deemed necessary, appropriate or desirable in order to give effect to and carry out the foregoing resolutions or the matters pertaining to the documents described in the foregoing resolutions and the execution and delivery of such instruments, documents, consents, acknowledgments, agreements or certificates and the taking thereof by the officer and officers so acting shall be conclusive evidence that the same has been approved by the Corporation; and

                           PMB ENTERPRISES WEST, INC.

                              OFFICER'S CERTIFICATE

          The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of PMB Enterprises West, Inc., a New Mexico corporation (the "Company," and as such officer, he is familiar with the Company's properties, affairs and records. The undersigned hereby certifies as follows:

          1. Attached hereto as Exhibit "A" is a true and correct copy of the Articles of Incorporation of the Company, as filed with the Secretary of State of the State of New Mexico. Such Articles of Incorporation have not been amended, modified or restated except as shown in Exhibit "A," and are in full force and effect as of the date hereof.

          2. Attached hereto as Exhibit "B" is a true and correct copy of the Bylaws of the Company. Such Bylaws are in full force and effect as of the date hereof and have not been amended, supplemented, altered or repealed.

          3. Attached hereto as Exhibit "C" is a true, complete and correct copy of certain resolutions adopted effective as of September 30, 1998 (the "Resolutions"). The Resolution shave not been amended, modified, repealed or otherwise altered in any manner and are in full force and effect as of the date hereof.

          4. Each officer of the Company has been duly authorized to execute and deliver the Eighth Amendment To Revolving Credit and Term Loan Agreement dated as of September 30, 1998 (the "Eighth Amendment"), each of the Appointments of Successor Trustee and Amendment to Deed of Trust, Security Agreement, Financing Statement and Assignment of Rental dated as of September 30, 1998 and other documents required by the Eighth Amendment for and on behalf of the Company.

          5. The persons named below are on the date hereof the duly elected and qualified officers of the Company holding the office set forth opposite their respective names and their signatures appearing on the right of their respective names are the genuine signatures of said officers.

          Officer                       Name                          Signature of Officer
          -------                       ----                        -----------------------
          President                     Hollis Taylor               /s/ HOLLIS TAYLOR
                                                                    -----------------------

          Senior Vice President         Samuel L. Carlson           /s/ SAMUEL L. CARLSON
          and Secretary                                             -----------------------


          Assistant Secretary           William Brad Fagan          /s/ William Brad Fagan
                                                                    -----------------------

          IN WITNESS WHEREOF, I have hereunto subscribed my signature effective as of the 3rd day of November, 1998

                                      /s/ SAMUEL L. CARLSON
                                    ---------------------------
                                    Samuel L. Carson, Secretary

          WHEREAS, loans made under the Original Loan Agreement are secured by certain real and personal property pursuant to the Security Instruments as more fully described in the Original Loan Agreement; and

          WHEREAS, the Corporation and the Bank now desire to amend certain terms and provisions of the Original Loan Agreement and the Security Instruments in accordance with the terms and provisions set forth in that certain Eighth Amendment dated as of September 30, 1998 by and between the Corporation and the Bank (the "Eighth Amendment") (the Original Loan Agreement, as amended, modified, corrected and supplemented by the Eighth Amendment is hereinafter the "Loan Agreement"), a copy of the Eighth Amendment and the Original Loan Agreement have been submitted to and reviewed by each of the Board of Directors; and

          NOW, THEREFORE, BE IT RESOLVED THAT, the form, terms and provisions of the Eighth Amendment, to be executed by the Corporation, which provides for, among other things, certain modifications and amendments of the Original Loan Agreement, is hereby approved; and

          RESOLVED FURTHER, the President, any Executive Vice-President or Vice-President or any other officer of the Corporation be, and each of them hereby is, authorized and empowered to execute and deliver in the name and on behalf of the Corporation (i) the Eighth Amendment substantially in the form approved in the foregoing resolutions, with such changes therein as shall be approved by the officer executing same, such approval to be conclusively evidenced by such officer's execution thereof, and (ii) any and all other agreements, financing statements, deeds of trust, security agreements, certificates, or other documents described in the Loan Agreement or necessary or required by the Bank (collectively herein the "Documents"), and to take any and all other actions relating to or in connection with these resolutions as may be necessary to effectuate the purpose of these resolutions; and

          RESOLVED FURTHER, the officers, employees and agents of the Corporation be, and they hereby are, and each of them acting singly hereby is authorized and directed on behalf of the Corporation to do all acts and things required or provided for by the provisions of documents described in the foregoing resolutions and to do all acts and to execute and deliver any and all instruments, documents, consents, acknowledgments, agreements or certificates and to do or cause to be done any and all other things as may in the judgment of such officer, or agent be deemed necessary, appropriate or desirable in order to give effect to and carry out the foregoing resolutions or the matters pertaining to the documents described in the foregoing resolutions and the execution and delivery of such instruments, documents, consents, acknowledgments, agreements or certificates and the taking thereof by the officer and officers so acting shall be conclusive evidence that the same has been approved by the Corporation; and

          RESOLVED FURTHER, that each of the President, any Executive Vice-president or Vice-President or any other officer of the Corporation is authorized hereby to enter into any agreement amending or modifying the terms of the Documents on such terms as such officer may deem to be in the best interest of the Corporation; and

          RESOLVED FURTHER, that the execution by the President, any Executive Vice-President or Vice-President or any other officer of any document authorized by the foregoing Resolutions or any document executed in the accomplishment of any action or actions so authorized, is, and/or shall become upon delivery the enforceable and binding act and obligation of the Corporation, without the necessity of the signature or attestation of any other officer of the Corporation or the affixing of the corporate seal; and

          RESOLVED FURTHER, that all acts, transactions, or agreements undertaken prior to the adoption of these resolutions by any of the officers or representatives of the Corporation in its name and for its account with the Bank, in connection with the foregoing matters are ratified, confirmed and adopted by the Corporation; and

          RESOLVED FURTHER, that a copy of the Agreement (including exhibits) reviewed by each of the Directors and approved by them shall be filed with the minutes of this meeting of the Board of Directors of the Corporation and shall be filed in the Corporation's records; and

          RESOLVED FURTHER, that the Secretary and any Assistant Secretary of the Corporation each is authorized and directed hereby to certify to the Bank the form of Agreement (with exhibits) approved by the Directors in these resolutions.

          IN WITNESS WHEREOF, the undersigned have signed this Consent effective as of the date first above written.

                                                                              /s/ HOLLIS TAYLOR
                                                                      -------------------------------------
                                                                                  Hollis Taylor

                                                                           /s/ JESSE ARRAMBIDE, III
                                                                      -------------------------------------
     IN WITNESS WHEREOF, I have hereunto subscribed my                         Jesse Arrambide, III
     signature effective as of the 3rd day of November, 1998.

                                                                           /s/ SAMUEL L. CARLSON
                                                                      -------------------------------------
                                                                               Samuel L. Carlson
     /s/ SAMUEL L. CARLSON
     -------------------------------------
     Samuel L. Carlson, Secretary
                                                                           /s/ W. BRAD FAGAN
                                                                      -------------------------------------
                                                                               W. Brad Fagan

                            CONSENT OF SHAREHOLDER OF
                           PMB ENTERPRISES WEST, INC.


Pursuant to Section 53-11-8 of the New Mexico Statutes, the undersigned corporation, being the sole shareholder of PMB ENTERPRISES WEST, INC., hereby consents to the above resolution and corporate action.


Dated November 3, 1998

                                        PANCHO'S MEXICAN BUFFET, INC.


                                        By:  /s/ HOLLIS TAYLOR
                                           ---------------------------------
                                           HOLLIS TAYLOR, President and CEO